Exhibit 10.1
[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
FIRST AMENDMENT TO EARNOUT AGREEMENT
     This First Amendment to Earnout Agreement (this “Amendment”) is entered into effective as of August 27, 2009 (the “Amendment Effective Date”), by and between VALERO REFINING AND MARKETING COMPANY, a Delaware corporation (“Seller”) and ALON REFINING KROTZ SPRINGS, INC., a Delaware corporation (“Buyer”).
WITNESSETH
     WHEREAS, Seller and Buyer are parties to that certain Earnout Agreement dated to be effective as of July 3, 2008 (as amended, the “Agreement”).
     WHEREAS, Seller and Buyer desire to amend certain provisions of the Agreement on the terms and conditions set forth hereinbelow.
     NOW, THEREFORE, for and in consideration of the Earnout Payment, the premises and mutual agreements contained herein, and the exchange of other good and valuable consideration between the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree that the Agreement is hereby modified as follows:
1.	The foregoing recitals are incorporated herein for all purposes. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
2.	The following definitions in Section 1 of the Agreement are hereby deleted: “Barrel” “Daily Average Crude Price”, “Daily Average Gasoline Price”, “Daily Average ULSD Price”, and “Platt’s”.
3.	Section 2 entitled “Earnout Payments” is hereby amended and restated in its entirety as follows:
2.1	Pursuant to the terms and condition of this Agreement, Buyer agrees to pay Seller an earnout payment in the amount of $35,000,000 (the “Earnout Payment”) which sum shall be paid as follows:
a.	The sum of $17,521,499 was paid to Seller on August 7, 2009;

b.	The sum of $2,166,001 shall be paid to Seller on November 15, 2009;

c.	The sum of $2,187,500 shall be paid to Seller on March 31, 2010;

d.	The sum of $2,187,500 shall be paid to Seller on May 15, 2010;

e.	The sum of $2,187,500 shall be paid to Seller on August 15, 2010;

f.	The sum of $2,187,500 shall be paid to Seller on November 15, 2010;

g.	The sum of $2,187,500 shall be paid to Seller on March 31, 2011;

h.	The sum of $2,187,500 shall be paid to Seller on May 15, 2011; and

i.	The sum of $2,187,500 shall be paid to Seller on August 15, 2011.
Each respective date referenced above shall be referred to as a “Due Date”.

2.2	The Earnout Payments shall be paid to Seller on the respective Due Date in immediately available U.S. funds, by wire transfer to the following account:
Bank Name: ***
Bank Routing #: ***
Account Name: ***
Account #: ***
or to such other U.S. Bank account as may hereafter be designated by Seller in writing. Each Earnout Payment shall be made without offset, setoff, counterclaim or deduction of any kind.

2.3	If the Earnout Payment or any other sum due hereunder is not made when due, and whether such sums have matured by lapse of time or by reason of acceleration under the provisions herein, then interest shall accrue on the unpaid balance thereof at a rate equal to the lesser of eighteen percent (18.0%) per annum or the maximum rate of interest from time to time permitted under applicable law from the day following the relevant due date until such payment is made.

2.4	Notwithstanding any other provision of this Agreement, an event of default shall be deemed to occur (each an “Event of Default”) when:
(a)	Buyer fails to make an Earnout Payment when due under this Agreement;

(b)	Any party providing a guaranty to Seller related to the obligations under this Agreement shall default under its obligations thereunder;

(c)	Buyer materially defaults in the observance or in the due and timely performance of any of the material covenants of Buyer contained herein, and such default (other than payment default) shall continue unremedied fifteen (15) days after Buyer’s receipt of written notice of default; or

(d)	Buyer (i) is dissolved, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, (v) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (vii) has a secured party take possession of all or substantially all of its
[***] Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (viii) causes or is subject to any event with respect to it which, under applicable law, has an analogous effect to any of the events specified in clauses (i) through (vii) above, inclusive, or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the foregoing acts.
2.5	Notwithstanding any other provision of this Agreement, upon the occurrence of an Event of Default, Seller may without notice or demand, accelerate the Earnout Payments and any accrued and unpaid interest due hereunder, such that they all become immediately due and payable, and pursue any and all other rights, remedies and recourses available to Seller, or pursue any combination of the foregoing, all remedies hereunder being cumulative. Failure by Seller to exercise any option upon one Event of Default shall not constitute a waiver thereof or a waiver of the right to exercise such option in the event of a subsequent Event of Default. The acceptance by Seller of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time, or nullify any prior exercise of any such option without the express written consent of Seller. If, after an Event of Default, this Agreement is placed in the hands of an attorney for collection, or if collected through judicial proceedings, Buyer shall pay, in addition to the sums referred to above, all costs incurred by Seller in collection of the unpaid amounts due hereunder, including a reasonable sum as collection or attorneys’ fees, whether or not any judicial action is instituted to enforce this Agreement.
4.	Except as hereby amended, the Agreement is hereby ratified and affirmed and remains in full force and effect in accordance with its terms.
5.	This Agreement may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.
[Signatures of the parties on next Page ]

[Signature page to First Amendment to Earnout Agreement]
Executed as of the date first written above.

Seller: VALERO REFINING AND MARKETING COMPANY
By:	/s/ S. Eugene Edwards
	Name:	S. Eugene Edwards
	Title:	Executive Vice President

Buyer REFINING KROTZ SPRINGS, INC.
By:	/s/ Jeff D. Morris
	Name:	Jeff D. Morris
	Title:	President and CEO

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